EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-180096, 333-178879, and 333-159076) and Form S-8 (Nos. 333-168604 and 333-104939) of AmeriGas Partners, L.P. of our report dated November 20, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
November 20, 2012

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